Exhibit 99.1

FS KKR Capital Corp. Announces September 30, 2021 Financial Results and Declares Fourth Quarter 2021 Dividend of $0.62 Per Share

PHILADELPHIA, PA AND NEW YORK, NY – November 8, 2021 – FS KKR Capital Corp. (NYSE: FSK), today reported net investment income of $201 million, or $0.71 per share for the third quarter ended September 30, 2021. The Company’s net asset value (“NAV”) was $27.14 per share as of September 30, 2021, compared to $26.84 per share as of June 30, 2021.

Financial and Operating Highlights for the Quarter Ended September 30, 2021(1)

•	Net investment income of $0.71 per share, compared to $0.77 per share for the quarter ended June 30, 2021

•	Adjusted net investment income(2) of $0.64 per share, compared to $0.74 per share for the quarter ended June 30, 2021

•	Net asset value of $27.14 per share, compared to $26.84 per share as of June 30, 2021, an increase of 1.1%

•	Total net realized and unrealized gain of $0.24 per share, compared to a total net realized and unrealized gain of $4.98 per share for the quarter ended June 30, 2021

•	Adjusted net realized and unrealized gain(2) of $0.31 per share, compared to $0.87 per share for the quarter ended June 30, 2021

•	Total purchases of $2.8 billion versus $1.8 billion of sales and repayments, including $364 million of sales to its joint venture Credit Opportunities Partners JV, LLC

•	Net debt to equity ratio(3) as of September 30, 2021 was 103%, compared to 90% as of June 30, 2021

•	Paid cash distributions to stockholders totaling $0.65 per share(4)

“FSK’s third quarter results were strong across multiple metrics,” commented Michael C. Forman, CEO and Chairman. “We originated $2.8 billion of new investments as we continue to benefit from the growing private credit market and strength of our experienced investing team. During the third quarter, we over-earned our targeted 9.00% annualized dividend yield and we also experienced an increase in our net asset value. Based on our strong operating results and pursuant to our variable dividend policy, we are delighted to announce a $0.62 per share dividend for the fourth quarter of 2021, as compared to our original expectation of a $0.60 per share dividend. Finally, in October we further enhanced our already strong liquidity position by issuing $1.25 billion of unsecured notes at a weighted average coupon of 2.54%. As we begin looking forward to 2022, I believe FSK is well positioned for future success.”

Declaration of Distribution for Fourth Quarter 2021

FSK’s board of directors has declared a cash distribution for the fourth quarter of $0.62 per share, which will be paid on or about January 4, 2022 to stockholders of record as of the close of business on December 15, 2021.

Portfolio Highlights as of September 30, 2021

•	Total fair value of investments was $15.8 billion of which 73% was invested in senior secured securities.

•

Weighted average annual yield on accruing debt investments(5) was 9.1%, compared to 9.9% as of June 30, 2021. Excluding the impact of the merger accounting, weighted average annual yield on accruing debt investments was 8.1%, compared to 8.5% as of June 30, 2021.

•

Weighted average annual yield on all debt investments(5) was 8.5%, compared to 9.2% as of June 30, 2021. Excluding the impact of merger accounting, weighted average annual yield on all debt investments was 7.5%, compared to 7.7% as of June 30, 2021.

•	Exposure to the top ten largest portfolio companies by fair value was 20% as of September 30, 2021, compared to 20% as of June 30, 2021.

•

As of September 30, 2021, investments on non-accrual status represented 3.7% and 5.1% of the total investment portfolio at fair value and amortized cost, respectively, compared to 3.0% and 4.4% as of June 30, 2021.

Portfolio Data	As of September 30, 2021	As of June 30, 2021
Total fair value of investments	$15,824	$14,734
Number of Portfolio Companies	190	195
Asset Class (based on fair value)
Senior Secured Loans — First Lien	61.2%	56.4%
Senior Secured Loans — Second Lien	10.6%	12.4%
Other Senior Secured Debt	0.9%	1.3%
Subordinated Debt	0.6%	0.7%
Asset Based Finance	12.6%	12.9%
Credit Opportunities Partners JV, LLC	8.8%	9.5%
Equity/Other	5.3%	6.8%
Interest Rate Type (based on fair value)
% Variable Rate Debt Investments	69.2%	68.0%
% Fixed Rate Debt Investments	9.3%	9.0%
% Other Income Producing Investments	13.4%	14.0%
% Non-Income Producing Investments(7)	4.4%	6.0%
% of Investments on Non-Accrual(6)	3.7%	3.0%

Leverage and Liquidity as of September 30, 2021

•

Net debt to equity ratio(3) of 103%, based on $8.5 billion in total debt outstanding, $241 million of cash and foreign currency and $308 million of net receivable for investments sold and repaid and stockholders’ equity of $7.7 billion. FSK’s weighted average effective interest rate (including the effect of non-usage fees) was 3.22%.

•	Cash and foreign currency of $241 million and availability under its financing arrangements of $1,921 million, subject to borrowing base and other limitations.

•	As of September 30, 2021, 43% of the Company’s approximately $8,511 million of total debt outstanding was in unsecured debt and 57% in secured debt.

Conference Call Information

FSK will host a conference call at 9:00 a.m. (Eastern Time) on Tuesday, November 9, 2021, to discuss its third quarter 2021 financial and operating results. All interested parties are welcome to participate. Interested parties can access the conference call by dialing (833) 818-6808 and using the conference ID 6949375 approximately 10 minutes prior to the call. The conference call also will be webcast, which can be accessed from the Investor Relations section of FSK’s website at www.fskkradvisor.com under Events.

A replay of the call will be available shortly after the end of the call for a period of 30 days following the call by visiting the Investor Relations section of FSK’s website at www.fskkradvisor.com under Events or by dialing (855) 859-2056 and using conference ID 6949375.

Supplemental Information

An investor presentation containing financial and operating information will be made available prior to the call in the Investor Relations section of FSK’s website at www.fskkradvisor.com under Earnings presentations.

About FS KKR Capital Corp.

FSK is a leading publicly traded business development company (BDC) focused on providing customized credit solutions to private middle market U.S. companies. FSK seeks to invest primarily in the senior secured debt and, to a lesser extent, the subordinated debt of private middle market companies. FSK is advised by FS/KKR Advisor, LLC. For more information, please visit www.fskkradvisor.com.

About FS/KKR Advisor, LLC

FS/KKR Advisor, LLC (FS/KKR) is a partnership between FS Investments and KKR Credit that serves as the investment adviser to FSK.

FS Investments is a leading asset manager dedicated to helping individuals, financial professionals and institutions design better portfolios. The firm provides access to alternative sources of income and growth, and focuses on setting industry standards for investor protection, education and transparency. FS Investments is headquartered in Philadelphia, PA with offices in New York, NY, Orlando, FL and Leawood, KS. Visit www.fsinvestments.com to learn more.

KKR Credit is a subsidiary of KKR & Co. Inc., a leading global investment firm that manages multiple alternative asset classes, including private equity, credit and real assets, with strategic manager partnerships that manage hedge funds. KKR aims to generate attractive investment returns for its fund investors by following a patient and disciplined investment approach, employing world-class people, and driving growth and value creation with KKR portfolio companies. KKR invests its own capital alongside the capital it manages for fund investors and provides financing solutions and investment opportunities through its capital markets business. References to KKR’s investments may include the activities of its sponsored funds. For additional information about KKR & Co. Inc. (NYSE: KKR), please visit KKR’s website at www.kkr.com and on Twitter @KKR_Co.

Forward-Looking Statements and Important Disclosure Notice

This announcement may contain certain forward-looking statements, including statements with regard to future events or future performance or operations of FSK. Words such as “believes,” “expects,” “projects,” and “future” or similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results to differ materially from those projected in these forward-looking statements. Factors that could cause actual results to differ materially include changes in the economy, risks associated with possible disruption in FSK’s operations or the economy generally due to terrorism, natural disasters or pandemics such as COVID-19, future changes in laws or regulations and conditions in FSK’s operating area, the price at which shares of FSK’s common stock trade on the New York Stock Exchange, costs, charges or expenses resulting from the business combination involving FSK and FS KKR Capital Corp. II and failure to realize the anticipated benefits of the business combination involving FSK and FS KKR Capital Corp. II. Some of these factors are enumerated in the filings FSK makes with the SEC. FSK undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

The press release above contains summaries of certain financial and statistical information about FSK. The information contained in this press release is summary information that is intended to be considered in the context of FSK’s SEC filings and other public announcements that FSK may make, by press release or otherwise, from time to time. FSK undertakes no duty or obligation to update or revise the information contained in this press release. In addition, information related to past performance, while helpful as an evaluative tool, is not necessarily indicative of future results, the achievement of which cannot be assured. Investors should not view the past performance of FSK, or information about the market, as indicative of FSK’s future results.

Other Information

The information in this press release is summary information only and should be read in conjunction with FSK’s quarterly report on Form 10-Q for the quarter ended September 30, 2021, which FSK filed with the U.S. Securities and Exchange Commission (the SEC) on November 8, 2021, as well as FSK’s other reports filed with the SEC. A copy of FSK’s quarterly report on Form 10-Q for the quarter ended September 30, 2021 and FSK’s other reports filed with the SEC can be found on FSK’s website at www.fskkradvisor.com and the SEC’s website at www.sec.gov.

Certain Information About Distributions

The determination of the tax attributes of FSK’s distributions is made annually as of the end of its fiscal year based upon its taxable income and distributions paid, in each case, for the full year. Therefore, a determination as to the tax attributes of the distributions made on a quarterly basis may not be representative of the actual tax attributes for a full year. FSK intends to update stockholders quarterly with an estimated percentage of its distributions that resulted from taxable ordinary income. The actual tax characteristics of distributions to stockholders will be reported to stockholders annually on Form 1099-DIV.

The timing and amount of any future distributions on FSK’s shares of common stock are subject to applicable legal restrictions and the sole discretion of its board of directors. There can be no assurance as to the amount or timing of any such future distributions.

FSK may fund its cash distributions to stockholders from any sources of funds legally available to it, including net investment income from operations, capital gains proceeds from the sale of assets, non-capital gains proceeds from the sale of assets, dividends or other distributions paid to it on account of preferred and common equity investments in portfolio companies, proceeds from the sale of shares of FSK’s common stock and borrowings. FSK has not established limits on the amount of funds it may use from available sources to make distributions. There can be no assurance that FSK will be able to pay distributions at a specific rate or at all.

Contact Information:

Investor Relations Contact

Robert Paun

Robert.Paun@fsinvestments.com

FS Investments Media Team

Melanie Hemmert

Melanie.Hemmert@fsinvestments.com

FS KKR Capital Corp.

Unaudited Consolidated Statements of Operations

(in millions, except share and per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Investment income
Interest income	$219	$93	$414	$327
Paid-in-kind interest income	16	11	35	31
Fee income	29	3	62	21
Dividend and other income	8	7	20	10
From non-controlled/affiliated investments:
Interest income	8	3	12	8
Paid-in-kind interest income	4	5	12	14
Fee income	2	—	2	0
Dividend income	0	0	0	0
From controlled/affiliated investments:
Interest income	12	2	16	6
Paid-in-kind interest income	15	1	23	3
Fee income	—	—	1	—
Dividend and other income	47	22	120	56

Total investment income	360	147	717	476

Operating expenses
Management fees	58	24	113	80
Subordinated income incentive fees	35	—	43	—
Administrative services expenses	5	1	9	6
Accounting and administrative fees	1	0	2	1
Interest expense	70	40	158	128
Other general and administrative expenses	5	4	12	8

Total operating expenses	174	69	337	223
Incentive fee waiver	(15)	—	(15)	—

Net expenses	159	69	322	223

Net investment income	201	78	395	253

Realized and unrealized gain/loss
Net realized gain (loss) on investments:
Non-controlled/unaffiliated investments	60	(99)	(22)	(239)
Non-controlled/affiliated investments	139	(90)	203	(129)
Controlled/affiliated investments	(2)	(18)	(58)	(35)
Net realized gain (loss) on foreign currency forward contracts	0	0	0	0
Net realized gain (loss) on foreign currency	(1)	(2)	(4)	(5)
Net change in unrealized appreciation (depreciation) on investments:
Non-controlled/unaffiliated investments	(49)	261	526	(114)
Non-controlled/affiliated investments	(104)	27	65	(138)
Controlled/affiliated investments	11	68	193	(144)
Net change in unrealized appreciation (depreciation) on foreign currency forward contracts	5	(1)	8	1

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Net change in unrealized gain (loss) on foreign currency	10	(14)	28	2

Total net realized and unrealized gain (loss)	$69	$132	$939	$(801)

Net increase (decrease) in net assets resulting from operations	$270	$210	$1,334	$(548)

Per share information—basic and diluted
Net increase (decrease) in net assets resulting from operations (Earnings per Share)	$0.95	$1.70	$7.13	$(4.40)

Weighted average shares outstanding	285,124,920	123,755,965	187,003,417	124,470,122

FS KKR Capital Corp.

Consolidated Balance Sheets

(in millions, except share and per share amounts)

	September 30, 2021
	(Unaudited)	December 31, 2020
Assets
Investments, at fair value
Non-controlled/unaffiliated investments (amortized cost—$12,092 and $5,314, respectively)	$12,279	$4,986
Non-controlled/affiliated investments (amortized cost—$901 and $629, respectively)	871	534
Controlled/affiliated investments (amortized cost—$2,731 and $1,510, respectively)	2,674	1,260

Total investments, at fair value (amortized cost—$15,724 and $7,453, respectively)	15,824	6,780
Cash	229	182
Foreign currency, at fair value (cost—$12 and $8, respectively)	12	9
Receivable for investments sold and repaid	365	173
Income receivable	163	72
Unrealized appreciation on foreign currency forward contracts	6	1
Deferred financing costs	15	15
Deferred merger costs	—	1
Prepaid expenses and other assets	6	4

Total assets	$16,620	$7,237

Liabilities
Payable for investments purchased	$57	$—
Debt (net of deferred financing costs of $24 and $23, respectively)	8,492	3,997
Unrealized depreciation on foreign currency forward contracts	1	3
Stockholder distributions payable	186	74
Management fees payable	58	25
Subordinated income incentive fees payable	20	—
Administrative services expense payable	6	2
Interest payable	55	25
Other accrued expenses and liabilities	9	15

Total liabilities	8,884	4,141

Commitments and contingencies
Stockholders’ equity
Preferred stock, $0.001 par value, 50,000,000 shares authorized, none issued and outstanding	—	—
Common stock, $0.001 par value, 750,000,000 shares authorized, 285,076,619 and 123,755,965 shares issued and outstanding, respectively	0	0
Capital in excess of par value	7,507	3,866
Retained earnings (accumulated deficit)	229	(770)

Total stockholders’ equity	7,736	3,096

Total liabilities and stockholders’ equity	$16,620	$7,237

Net asset value per share of common stock at period end	$27.14	$25.02

Non-GAAP Financial Measures

This press release contains certain financial measures that have not been prepared in accordance with generally accepted accounting principles in the United States (GAAP). FSK uses these non-GAAP financial measures internally in analyzing financial results and believes that the use of these non-GAAP financial measures is useful to investors as an additional tool to evaluate ongoing results and trends and in comparing FSK’s financial results with other BDCs.

Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures, and should be read only in conjunction with FSK’s consolidated financial statements prepared in accordance with GAAP. A reconciliation of non-GAAP financial measures to the most directly comparable GAAP measures has been provided in this press release, and investors are encouraged to review the reconciliation.

Reconciliation of Non-GAAP Financial Measures(1)

	Three Months Ended
	September 30, 2021	June 30, 2021
GAAP net investment income per share	$0.71	$0.77
Accretion resulting from merger accounting	$(0.07)	$(0.03)
Adjusted net investment income per share(2)	$0.64	$0.74
GAAP Net realized and unrealized gain per share	$0.24	$4.98
Unrealized appreciation from merger accounting	$0.07	$(4.11)
Adjusted net realized and unrealized gain	$0.31	$0.87

1)	Per share data was derived by using the weighted average shares of FSK’s common stock outstanding during the applicable period. Per share numbers may not sum due to rounding.

2)

Adjusted net investment income is a non-GAAP financial measure. Adjusted net investment income is presented for all periods as GAAP net investment income excluding (i) the accrual for the capital gains incentive fee for realized and unrealized gains; (ii) excise taxes (iii) the impact of accretion resulting from merger accounting; and (iv) certain non-recurring operating expenses that are one-time in nature and are not representative of ongoing operating expenses incurred during FSK’s normal course of business (referred to herein as one-time expenses). FSK uses this non-GAAP financial measure internally in analyzing financial results and believes that the use of this non-GAAP financial measure is useful to investors as an additional tool to evaluate ongoing results and trends and in comparing its financial results with other business development companies. Adjusted net realized and unrealized gain is a non-GAAP financial measure. Adjusted net realized and unrealized gain is presented for all periods as GAAP realized and unrealized gains to exclude the impact of the merger accounting. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP. A reconciliation of GAAP net investment income to adjusted net investment income and GAAP net realized and unrealized gain to adjusted net realized and unrealized gain can be found above.

3)	Net debt to equity ratio is debt outstanding, net of cash and foreign currency and net payable/receivable for investments purchased/sold and repaid, divided by net assets.

4)	The per share data for distributions reflects the amount of distributions paid per share of our common stock to stockholders of record during each applicable period.

5)

See FSK’s quarterly report on Form 10-Q for the three months ended September 30, 2021 for important information, including information related to the calculation and definition of weighted average annual yield on accruing debt investments, weighted average annual yield on all debt investments, variable rate debt investments, fixed rate debt investments, other income producing investments and non-income producing investments.

6)	Interest income is recorded on an accrual basis. See FSK’s quarterly report on Form 10-Q for the three months ended September 30, 2021 for a description of FSK’s revenue recognition policy.
7)	Does not include investments on non-accrual status.